                                                                    EXHIBIT 23.1

                [DASZKAL BOLTON MANELA DEVLIN & CO. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We hereby consent to the use in Registration Statement on Form SB-2 of our reports dated for the following companies as follows:

COMPANY                       YEAR ENDED           DATE OF REPORT
----------------------------  ------------------   -----------------

Colorsmart.com, Inc.          November 30, 1998    May 21, 1999
Advertising That Works, Inc.  December 31, 1999    April 16, 1999
Magnum Digital Services       December 31, 1998    April 2, 1999
Display Arts, Inc.            December 31, 1998    May 26, 1999

                                          /s/ DASZKAL BOLTON MANELA DEVLIN &
                                          CO.

Boca Raton, Florida
December 23, 1999